AMENDMENT NUMBER 3
TO THE DEFINED CONTRIBUTION PROVISIONS (APPENDIX B) OF THE
CANADIAN PACIFIC RAILWAY COMPANY PENSION PLAN
CONSOLIDATED AS AT JANUARY 1, 2009
Effective January 1, 2013,

1.	Delete Section B.1.14 and replace it with the following:
B.1.14    Executive DC Member
“Executive DC Member” means a DC Member who holds a permanent position in an eligible salary classification as determined by the Board.

2.	Delete clause B.1.10(b)(i) and replace it with the following:
B.1.10 (b) (i)        a Management Employee who:

(A)	was a DC Member on June 30, 2010 and who elected, effective August 6, 2010, or
(B)    was a DC1 Member who elected effective June 7, 2013,
to contribute in accordance with clause B.8.1(a)(ii)(B);